UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2019

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1175 Peachtree Street NE, 10th Floor

Atlanta, GA 30361

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:                                                                          (888) 997-8732

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On October 15, 2019, Streamline Health Solutions, Inc. (the “Company”), Streamline Health, Inc., as borrower, and Wells Fargo Bank, N.A., as administrative agent, and the other lender parties thereto entered into a Sixth Amendment (the “Sixth Amendment”) to the Company’s Credit Agreement dated November 21, 2014, as previously amended on April 15, 2015, April 29, 2016, June 19, 2017, November 20, 2018, and September 11, 2019 (the “Credit Agreement”).

The Sixth Amendment (i) conditionally consented to the Company’s redemption of the outstanding Series A 0% Convertible Preferred Stock (as discussed in greater detail under Redemption of Series A 0% Convertible Preferred Stock in Item 8.01 of this Current Report on Form 8-K), (ii) modified the minimum liquidity requirements applicable to the Company, and (iii) reduced the Revolver Commitments under the Credit Agreement to $1,500,000, effective upon the consummation of the equity offering discussed in greater detail under Unregistered Sales of Equity Securities in Item 3.02 of this Current Report on Form 8-K.

The foregoing is a summary of the terms of the Sixth Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Sixth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02.                                        Termination of a Material Definitive Agreement.

Concurrently with the Company’s redemption of the outstanding Series A 0% Convertible Preferred Stock (as further discussed under Redemption of Series A 0% Convertible Preferred Stock in Item 8.01 of this Current Report on Form 8-K), the Company and the parties thereto terminated the Subordination and Intercreditor Agreement, dated November 21, 2014.

Item 3.02.                                        Unregistered Sales of Equity Securities.

Closing of Private Placement

As previously reported on a Current Report on Form 8-K filed by the Company on October 11, 2019, the Company entered into definitive agreements with certain institutional and accredited investors, including certain directors and executive officers of the Company, for the sale of 9,473,691 shares of the Company’s common stock at a price of $1.02 per share for aggregate gross proceeds of $9,663,165 in a private placement (the “Private Placement”). The agreements contained customary representations, warranties and covenants.

On October 16, 2019, the Company closed the Private Placement. In connection with the closing, the Company issued 9,473,691 shares of common stock in consideration for $9,663,165. Each share of common stock was sold to the purchasers at $1.02 per share.

Craig-Hallum Capital Group LLC acted as exclusive placement agent in connection with the Private Placement.

The Private Placement was conducted pursuant to Section 4(a)(2) of the U.S. Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The purchasers represented to the Company that each was an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that each was acquiring the shares of common stock for investment for its own account and without a view to distribute them. This Current Report on Form 8-K is not and shall not be deemed to be an offer to sell or the solicitation of an offer to buy any of the shares of common stock.

Pursuant to a Registration Rights Agreement, the Company has agreed to register for resale the shares of common stock issued in the Private Placement.

Item 5.02.                                        Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Wyche T. “Tee” Green, III, President and Chief Executive Officer

As previously reported on a Current Report on Form 8-K filed by the Company on October 11, 2019, the Company announced that its Board of Directors (the “Board”) appointed Wyche T. “Tee” Green, III as President and Chief Executive Officer of the Company on a full-time basis.

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Green entered into an employment agreement with the Company effective October 17, 2019 (the “Employment Agreement”), which was approved by the Compensation Committee (the “Committee”) and the Board of the Company. The Employment Agreement shall supersede and replace the employment agreement entered into between Mr. Green and the Company, which was previously reported on a Current Report on Form 8-K filed by the Company on July 29, 2019.

The term of the Employment Agreement will be for a period commencing on October 17, 2019 and ending on October 17, 2020 (the “Initial Term”), automatically renewing in successive one (1)-year periods (each a “Renewal Period”, and together with the Initial Term, the “Employment Period”) unless Mr. Green or the Company provides written notice at least sixty (60) calendar days prior to the end of the Employment Period to the other of his or its intention not to renew the employment.

Under the Employment Agreement, Mr. Green is entitled to an annual base salary of $480,000, which will be subject to annual review and adjustment by the Committee and the Board. Mr. Green’s target annual bonus goals will be set by the Committee annually, with the first year of eligibility being fiscal year 2020, and will be at least fifty percent (50%) of Mr. Green’s then-current annual base salary. Mr. Green was also granted a restricted stock award of 50,000 shares (which vested immediately), a restricted stock award of 100,000 shares (vesting quarterly over the first year of his employment) and a restricted stock award of 100,000 shares (vesting upon fulfillment of certain predetermined percentage targets of the trailing twelve (12)-month revenue growth of the Company (exclusive of certain business segments) which will be assessed as of the quarter ended July 31, 2020). Mr. Green also received a $50,000 cash bonus. In addition, Mr. Green is entitled to employee and executive benefits, reimbursement of expenses and vacation consistent with the benefits provided to executive officers and as otherwise set forth in the Employment Agreement.  The Employment Agreement contains customary confidentiality provisions and non-competition covenants.

If the Employment Agreement is terminated by the Company for Good Cause (defined in the Employment Agreement), Mr. Green will be entitled to receive the sum of: (i) accrued but unpaid salary through the termination date, and (ii) expenses incurred by Mr. Green prior to his termination date for which he is entitled to reimbursement. If the Employment Agreement is terminated by the Company for reasons other than death, Continued Disability, or Good Cause, or is terminated by Mr. Green for Good Reason (defined in the Employment Agreement), Mr. Green will be entitled to receive the sum of: (i) accrued but unpaid salary through the termination date, (ii) expenses incurred by Mr. Green prior to his termination date for which he is entitled to reimbursement, and (iii) subject to the conditions of the Employment Agreement, an amount equal to twelve (12) months’ base salary, and all time-based restricted stock awards shall vest immediately.

The foregoing description of the Employment Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Employment Agreement which is attached hereto as Exhibit 10.2 and incorporated by reference as if fully set forth herein.

Item 8.01.                                        Other Events.

Closing of Private Placement

The information set forth under Closing of Private Placement in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01 in its entirety.

Redemption of Series A 0% Convertible Preferred Stock

As previously reported on a Current Report on Form 8-K filed by the Company on October 11, 2019, the Company indicated that it would use the net proceeds of the Private Placement for the full redemption of the Company’s outstanding Series A 0% Convertible Preferred Stock (the “Preferred Stock”).

On October 16, 2019, upon satisfaction of all conditions set forth under the Sixth Amendment, the Company redeemed all 2,895,464 outstanding shares of Preferred Stock. The Preferred Stock was redeemed for a redemption price equal to $2.00 per share for a total redemption payment of $5,790.928.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Sixth Amendment to Credit Agreement dated as of October 15, 2019 by and among Wells Fargo Bank, N.A., the lenders party thereto, Streamline Health Solutions, Inc. and Streamline Health, Inc.

10.2	Employment Agreement, dated October 17, 2019, between the Company and Wyche T. “Tee” Green, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: October 18, 2019.	By:	/s/ Thomas J. Gibson
Thomas J. Gibson
Chief Financial Officer